Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 01/26/2022 11:32 AM
Original ID: 2018-000796587
Amendment ID: 2022-003544833

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

EMERGENT HEALTH CORP.

2. Article number(s) 10 is amended as follows:
***See checklist below for article number information.**

The Corporation shall be authorized to issue seven billion five hundred million (7,500,000,000) shares of common stock with a par value of $0.001 per share.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 01/11/2022
(Date – mm/dd/yyyy)

RECEIVED
JAN 19 2022
WYOMING
SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: DocuSigned by: John Cappello 1C37EA5310BA4E3 **Date:** 01/11/2022

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: JOHN V. CAPPELLO

Contact Person: ERIC NEWLAN

Title: PRESIDENT

Daytime Phone Number: 940-367-6154

Email: eric@newlanpllc.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- ☑ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**